Exhibit 1.01
UP TO 2,000,000 SHARES
OF
COMMON STOCK
OF
GRAND RIVER COMMERCE, INC.
____________________________

AGENCY AGREEMENT
____________________________

Dated as of February 23, 2009

Commerce Street Capital, LLC
1700 Pacific Avenue, Suite 2020
Dallas, Texas 75201

Ladies and Gentlemen:

Grand River Commerce, Inc., a Michigan corporation (the “Company”), and, upon formation, Grand River Bank, a Michigan state-chartered banking association in organization (the “Bank”), proposes, subject to the terms and conditions stated herein, to engage Commerce Street Capital, LLC (the “Agent” or “you”) to assist the Company in structuring an offering of the Company’s common stock (the “Common Stock”) and, as agent of the Company, to assist in the sale on a “best efforts” basis of a minimum of 1,500,000 and up to a maximum of 2,000,000 shares of the Common Stock, $.01 par value per share (the “Shares”) for $10.00 per share.

1. The Offering.  The Company is offering the Shares, in connection with the Company’s initial public offering (the “Offering”) and capitalization of the Bank, a de novo, Federal Deposit Insurance Corporation (“FDIC”) insured Michigan state banking association.

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “1933 Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-147456) under the 1933 Act, including a prospectus, relating to the Shares.  Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the 1933 Act (the “Effective Time”), including (i) all documents filed as a part thereof, (ii) any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the 1933 Act and deemed, pursuant to Rule 430A or Rule 430C under the 1933 Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of the Shares pursuant to Rule 462(b) under the 1933 Act.

Except where the context otherwise requires, a “Preliminary Prospectus,” as used herein, means any preliminary prospectus included in the Registration Statement or filed with the Commission pursuant to Rule 424(a) under the 1933 Act.

Except where the context otherwise requires, “Prospectus,” as used herein, means the prospectus filed by the Company with the Commission pursuant to Rule 424(b) under the 1933 Act on or before the second business day after the Effective Time (or such earlier time as may be required under the 1933 Act), or, if no such filing is required, the final prospectus included in the Registration Statement at the Effective Time.

“Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule A attached hereto and each “road show” (as defined in Rule 433(h)(4) under the 1933 Act), if any, related to the offering of the Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the 1933 Act).

“Disclosure Package,” as used herein, means any Preliminary Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any.

“Blue Sky Application,” as used herein, means any instrument or document executed by the Company or based upon written information supplied by the Company filed in any state or jurisdiction to register or qualify any or all of the Shares or to claim an exemption therefrom or provided to any state or jurisdiction to exempt the Company as a broker-dealer or the officers, directors or employees as broker-dealers or agents of the Company under the securities laws thereof.

Any reference herein to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, without limitation, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents.  Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”) on or after the Effective Time, or the date of such Preliminary Prospectus, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

The organizers of the Bank have filed with the Michigan Office of Financial and Insurance Services (the “MOFIS”) for approval to form a de novo state banking association, and with the FDIC for insurance of deposit accounts, and have filed amendments (as so amended, the “Applications”) thereto as required by the MOFIS and the FDIC (the MOFIS and the FDIC are collectively referred to herein as the “Regulatory Agencies”).

In connection with the Offering, the Agent will assist the Company with the following services: (a) establishing a comprehensive plan for the development and execution of the Offering; (b) establishing a computer database that will enable the Company’s management and directors to gauge the progress of the Offering on a daily basis; (c) preparing written news releases regarding the Offering and the Company, as well as its officers and directors for dissemination by the Company; (d) preparing layout and design work for the Company’s “tombstone” announcements, and will assist on placement and related sales factors, such as location in newspaper, style of announcement, and announcement identification techniques; (e) coordinating certain aspects of the Company’s selling efforts with respect to the Offering including recommendations regarding allocation of each director’s fundraising responsibilities and consultations with officers and directors regarding sales techniques that will enable them to maximize their efforts; (f) preparing officers and directors of the Company to introduce and describe the Offering to potential investors at investor meetings, including open houses, breakfast meetings, luncheon meetings, and cocktail receptions; and (g) working with the officers and management of the Company in processing all retirement account purchases of shares in the Offering through the various types of retirement accounts that potential investors may have already established. If potential investors wish to use retirement funds to invest in the Shares, but do not have a retirement account established or have a custodian that will not process this type of transaction, then Agent will seek out those retirement custodians who will allow such a transaction and refer the potential investor to such retirement custodians.  The Company acknowledges that the ability of the Agent to perform its obligations hereunder is dependent upon the Company’s and the Bank’s management, directors and organizers complying with the guidelines set forth in Appendix 4, attached hereto and made a part hereof.

2. Retention of Agent; Compensation; Sale and Delivery of the Shares.  Subject to the terms and conditions herein set forth, the Company hereby appoints the Agent as its exclusive financial advisor and placement agent (i) to utilize its “best efforts” to solicit subscriptions for Shares and to assist the Company with respect to the Company’s sale of the Shares in the Offering, and (ii) to manage the sale of Shares through a group of selected broker dealers, if necessary.

On the basis of the representations and warranties and subject to the terms and conditions of this Agency Agreement (this “Agreement”), the Agent accepts such appointment and agrees to consult with and assist the Company and the Bank as to matters set forth in the letter agreement dated November 18, 2008 between the Company and the Agent (“Letter Agreement”), a copy of which is attached hereto as Exhibit A.  Upon execution, this Agreement shall supersede and replace the Letter Agreement.  It is acknowledged by the Company that the Agent shall not be obligated to purchase any Shares and shall not be obligated to take any action which Agent deems to be inconsistent with any applicable law, regulation, decision or order. Subscriptions will be offered as described in the Prospectus.  Except as otherwise provided in this Agreement, the appointment of the Agent will terminate upon completion of the Offering.

In the event the Company is unable to sell a minimum of 1,500,000 Shares within the period herein provided, this Agreement shall terminate and the Company shall cause the Escrow Agent (as defined below) to refund to any persons who have subscribed for any of the Shares the full amount it received from them, as set forth in the Prospectus; and none of the parties to this Agreement shall have any obligation to the other parties hereunder, except as set forth in this Section 2 and in Sections 6, and 8 hereof.

In the event the Offering is terminated and the Closing (as defined below) does not occur, then in no event shall the Agent receive the fees set forth in subparagraph (b) below. Provided, however, regardless of whether or not the Closing occurs, the Agent shall be entitled to receive the consulting fees set forth in subparagraphs (a) and (d) below and to receive reimbursement of its actual accountable out-of-pocket expenses, as set forth in subparagraph (c) below.

If all conditions precedent to the consummation of the Offering are satisfied, the Company agrees to issue, or have issued, the Shares sold in the Offering and to release for delivery certificates for such Shares on one or more Closing Dates (as defined below) against payment to the Company by any means authorized pursuant hereto; provided, however, that no funds shall be released to the Company until the conditions specified in Section 7 hereof shall have been complied with to the reasonable satisfaction of the Agent and its counsel. The release of Shares against payment therefor shall be made on a date and at a place mutually acceptable to the Company and the Agent (the “Closing”). Certificates for Shares shall be delivered directly to the purchasers in accordance with their directions. The date upon which the Company shall release or deliver the Shares sold in the Offering, in accordance with the terms herein, is called the “Closing Date.” The Agent shall receive the following compensation for its services hereunder:

a. The Company will pay, or cause the Bank to pay, the Agent a cash advisory fee equal to $20,000 payable upon the Agent’s receipt of a “no objection” notice from the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the Agent’s compensation under this Agreement (the “No Objection Notice”), and a cash advisory fee equal to $20,000 upon the later of (i) receipt of the No Objection Notice, or (ii) upon the date in which the Agent’s personnel commence working on-site at the Bank (the later of (i) or (ii) above referred to herein as the “Commencement Date”); provided that, this cash advisory fee shall be prorated through the end of the month in which the Commencement Date occurs (for example, if the Commencement Date is on December 15, then this cash advisory fee would be $10,000).  On the first day of the first full month after the Commencement Date and for each month thereafter, the Company will pay, or cause the Bank to pay, the Agent a cash advisory fee equal to $20,000 (due at the start of each new monthly period) for the term of this Agreement on the dates set forth on Appendix 1 attached hereto and made a part hereof; provided that, no payment shall be due under this Section 2(a) until FINRA shall have issued the No Objection Notice.  Any advisory fee payable pursuant to the foregoing sentences shall be paid regardless of whether the Offering is successfully completed in next day funds following the applicable due date.

b. The Company will pay, or cause the Bank to pay, the Agent a commission equal to (i) five percent (5.0%) of the gross proceeds of the Offering from subscriptions received from investors who are not introduced to the Company by the Agent (excluding (x) subscriptions received from directors, officers and organizers of the Company prior to the date of the Agent’s receipt of the No Objection Notice, and (y) subscriptions from investors for which all funds are held in escrow prior to the date of the Agent’s receipt of the No Objection Notice), and (ii) six percent (6.0%) of the gross proceeds from the Offering from subscriptions received from investors introduced to the Company by the Agent (which investors shall be documented in writing prior to the Closing); provided, however, the commission due to the Agent pursuant to this Section 2(b) shall be reduced by the aggregate amount of fees paid to the Agent pursuant to Section 2(a) above. Any commissions payable hereunder, shall be paid in next day funds on each Closing Date.

c. Agent shall be reimbursed for expenses as contemplated by Section 6 hereof, regardless of whether the Offering is successfully completed, in accordance with the policies set forth on Appendix 2 attached hereto. Any fee, out-of-pocket expenses or commissions payable hereunder, shall be paid in next day funds following the Company’s receipt of an invoice from the Agent.

d. If the Company elects to engage the Agent as a sponsoring dealer in any state, the Company shall pay the Agent an additional fee of $10,000 for the first state in which the Agent serves as sponsoring dealer and a fee of $2,500 for each additional state requiring a sponsoring dealer (the “Sponsoring Dealer Fee”).

e. The Company acknowledges and agrees that in connection with the Offering, sale of the Shares or any other services the Agent may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Agent: (i) no fiduciary or agency relationship exists between the Company, the Bank or any other person, on the one hand, and the Agent, on the other hand; (ii) the Agent is not acting as advisor, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the Offering price of the Shares, and such relationship between the Company or the Bank, on the one hand, and the Agent, on the other hand, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Agent may have to the Company or the Bank shall be limited to those duties and obligations specifically stated herein; and (iv) the Agent and its respective affiliates may have interests that differ from those of the Company or the Bank. The Company hereby waives any claims that the Company may have against the Agent with respect to any breach of fiduciary duty in connection with the Offering.

 3. Representations and Warranties of the Company and the Bank.

The Company represents and warrants to, and agrees to cause the Bank to represent and warrant to, the Agent that:

a. The Company has all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell the Shares as contemplated herein and as described in the Registration Statement, any Preliminary Prospectuses, the Prospectus or any Permitted Free Writing Prospectus.  The consummation of the Offering, the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the Company and this Agreement has been validly executed and delivered by the Company and is the valid, legal and binding agreement of the Company enforceable in accordance with its terms, except to the extent, if any, that the provisions of Section 8 hereof may be unenforceable as against public policy, and except to the extent that such enforceability may be limited by bankruptcy laws, insolvency laws, or other laws affecting the enforcement of creditors’ rights generally, or the rights of creditors of financial institutions insured by the FDIC (including the laws relating to the rights of the contracting parties to equitable remedies).

b. The Registration Statement has heretofore become effective under the 1933 Act as of May 9, 2008; no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or Permitted Free Writing Prospectus or the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been instituted or, to the knowledge of the Company after due inquiry, are contemplated by the Commission; the Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at each time a subscription agreement of funds are submitted by prospective investors to the Company during the Offering period (each such time referred to as a “time of delivery”), at each Closing Date and at all times during which a prospectus is required by the 1933 Act to be delivered (whether physically or through compliance with Rule 172 under the 1933 Act or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with the requirements of the 1933 Act; each Preliminary Prospectus complied, at the time it was filed with the Commission, and complies as of the date hereof, in all material respects, with the requirements of the 1933 Act; at no time during the period that begins on the earlier of the date of such Preliminary Prospectus and the date such Preliminary Prospectus was filed with the Commission and ends at the Closing Time (as defined herein) did or will any Preliminary Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and at no time during such period did or will any Preliminary Prospectus, as then amended or supplemented, together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; the Prospectus will comply, as of its date, the date that it is filed with the Commission, each time of delivery, each Closing Date and at all times during which a prospectus is required by the 1933 Act to be delivered (whether physically or through compliance with Rule 172 under the 1933 Act or any similar rule) in connection with any sale of Shares, in all material respects, with the requirements of the 1933 Act (including, without limitation, Section 10(a) of the 1933 Act); at no time during the period that begins on the earlier of the date of the Prospectus and the date the Prospectus is filed with the Commission and ends at the later of the Closing Time and the end of the period during which a prospectus is required by the 1933 Act to be delivered (whether physically or through compliance with Rule 172 under the 1933 Act or any similar rule) in connection with any sale of Shares did or will the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; at no time during the period that begins on the date of such Permitted Free Writing Prospectus and ends at the time of purchase did or will any Permitted Free Writing Prospectus include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Company nor the Bank make any representation or warranty with respect to any statement contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning the Agent and furnished in writing by or on behalf of the Agent to the Company expressly for use in the Registration Statement, such Preliminary Prospectus, the Prospectus or such Permitted Free Writing Prospectus, as applicable.  All Permitted Free Writing Prospectuses were preceded by, or accompanied with, a statutory prospectus meeting the requirements of Section 10(a) of the 1933 Act as required by Rule 164 under the 1933 Act.

c. Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the 1933 Act) or used any “prospectus” (within the meaning of the 1933 Act) in connection with the offer or sale of the Shares, in each case other than the Preliminary Prospectuses and the Permitted Free Writing Prospectuses, if any; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the 1933 Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the 1933 Act, filed with the Commission), the sending or giving, by any the Agent, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 or Rule 433 of the 1933 Act (without reliance on subsections (b), (c) and (d) of Rule 164); each of the Preliminary Prospectuses is a prospectus that, other than by reason of Rule 433 or Rule 431 under the 1933 Act, satisfies the requirements of Section 10 of the 1933 Act, including a price range where required by rule; neither the Company nor the Agent is disqualified, by reason of subsection (f) or (g) of Rule 164 under the 1933 Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the 1933 Act) pursuant to Rules 164 and 433 under the 1933 Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the 1933 Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the 1933 Act with respect to the offering of the Shares contemplated by the Registration Statement; the parties hereto agree and understand that the content of any and all road shows related to the Offering is solely the property of the Company.

d. No Blue Sky Application will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that neither the Company nor the Bank makes any representation or warranty with respect to any statement contained in a Blue Sky Application in reliance upon and in conformity with information concerning the Agent and furnished in writing by or on behalf of the Agent to the Company expressly for use in the Blue Sky Application.

e. The Applications, when they will have been approved on a preliminary basis by the MOFIS and the FDIC, and at all times subsequent thereto until the final Closing Date, will comply as to form in all material respects with all applicable rules and regulations of the Regulatory Agencies (except as modified or waived in writing by the applicable Regulatory Agencies). The Applications do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

f. No order has been issued by the Commission or any of the Regulatory Agencies (and hereinafter reference to the FDIC shall include the Deposit Insurance Fund), or any state regulatory authority, preventing or suspending the use of any Preliminary Prospectus, Permitted Free Writing Prospectus, or the Prospectus and no action by or before any such government entity to revoke any approval, authorization or order of effectiveness related to the Offering or any of the Applications is, to the knowledge of the Company, pending or threatened.

g. The Offering has been duly authorized and approved by the Board of Directors of the Company, and, following the first Closing Date, the Company and the Bank will have completed all conditions precedent to the Offering specified in the Applications and approvals from the Regulatory Agencies, and the offer and sale of the Shares will have been conducted in all material respects in compliance with all applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Offering imposed upon the Company or the Bank by the Regulatory Agencies, the Commission or any regulatory authority, and in the manner described in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any. At each Closing Date, to the knowledge of the Company and the Bank, no person will have sought to obtain review of the preliminary action of the Regulatory Agencies in approving the Applications pursuant to any applicable state or federal statute or regulation.

h. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Michigan, and has corporate power and authority, subject to receipt of final approval from the Regulatory Agencies and the Federal Reserve, to own, lease or operate its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, and to enter into and perform its obligations under this Agreement; upon receipt of final approvals from the Regulatory Agencies, the Bank will be duly organized and validly existing under Michigan law and regulations promulgated by the MOFIS, with power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any; the Company and the Bank will not conduct business in any jurisdiction other than the State of Michigan.

i. Except for the Bank, the Company does not own equity interests of any other business entities.

j. The financial statements included in the Registration Statement, any Preliminary Prospectuses, the Prospectus or any Permitted Free Writing Prospectuses, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, included in the Registration Statement, any Preliminary Prospectuses, the Prospectus or any Permitted Free Writing Prospectuses present fairly in accordance with GAAP the information required to be stated therein.

k. Since the respective dates as of which information is given in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, except as otherwise stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Bank considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (ii) there have been no transactions entered into by the Company or the Bank, other than those in the ordinary course of business, which are material with respect to the Company and the Bank considered as one enterprise, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

l. Each of the Company and the Bank has good and marketable title to all real property and good title to all other properties owned by it, in each case free and clear of all mortgages, pledges, liens, security interests, restrictions, defects or encumbrances of any kind except such as (i) are described in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus, or (ii) do not singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by either the Company or the Bank; and any real property and buildings held under lease by either the Company or the Bank are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by either the Company or the Bank.

m. The Company has an authorized capitalization as set forth in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any; all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and conform to the description of the capital stock of the Company contained in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any; no holder of securities of the Company will be subject to personal liability by reason of being such a holder; there are no preemptive or other similar rights to subscribe for or to purchase any securities of the Company; except as described in the Registration Statement, there are no warrants, options or other rights to purchase any securities of the Company; neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement give rise to any rights for or relating to the registration of any securities of the Company with respect to such filing, offering or sale.

n. The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and nonassessable and will conform to the description of the Shares contained in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any;

o. The issuance and sale of the Shares being issued at each Closing Date by the Company and the performance of this Agreement and the consummation by the Company of the other transactions herein contemplated will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or the Bank is a party or by which any of the property or assets of the Company or the Bank is bound or to which any of the property or assets of the Company or the Bank is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or Association, as amended, or Bylaws, as amended, of the Company or the Bank or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or the Bank or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under the 1933 Act and under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Agent.

p. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Bank, threatened, against or affecting the Company or the Bank, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company or the Bank of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or the Bank is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

q. The Company and the Bank own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the businesses now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or the Bank therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

r. BKD, LLP, which has certified certain financial statements and supporting schedules of the Company included in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Free Writing Prospectuses containing an audit report, are independent public accountants as required by the 1933 Act and the rules and regulations of the Commission thereunder.

s. All employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) established, maintained or contributed to by the Company or the Bank (except any such plan for which the principal sponsor or plan administrator is an affiliate other than the Company or the Bank) comply in all material respects with the requirements of ERISA and no employee pension benefit plan (as defined in Section 3(2) of ERISA) has incurred or assumed an “accumulated funding deficiency” within the meaning of Section 302 of ERISA or has incurred or assumed any material liability (other than for the payment of premiums) to the Pension Benefit Guaranty Corporation.

t. The Company has timely filed all necessary federal, state and foreign income, franchise and excise tax returns and has paid all taxes shown thereon as due, and there is no tax deficiency that has been or, to the knowledge of the Company, might be asserted against the Company that might have a Material Adverse Effect.

u. The Company is not in violation of any federal or state law, regulation, or treaty relating to the storage, handling, transportation, treatment or disposal of hazardous substances (as defined in 42 U.S.C. Section 9601) or hazardous materials (as defined by any federal or state law or regulation) or other waste products, which violation may have a Material Adverse Effect; the Company has received all permits, licenses or other approvals as may be required of it under applicable federal and state environmental laws and regulations to conduct its business as described in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, and the Company is in compliance in all material respects with the terms and conditions of any such permit, license or approval; the Company has not received any notices or claims that it is a responsible party or a potentially responsible party in connection with any claim or notice asserted pursuant to 42 U.S.C. Section 9601 et seq. or any state superfund law; and the disposal of all of the Company’s hazardous substances, hazardous materials and other waste products has been lawful.

v. No material relationship, direct or indirect, exists between or among the Company or the Bank, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or the Bank on the other hand, that is required by the 1933 Act, or by the rules and regulations under such Act to be described in the Registration Statement, the Preliminary Prospectuses, or the Prospectus, that is not so described.

w. Neither the Company nor the Bank has taken and neither of such entities will take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

x. Each of the Company and, upon formation, the Bank holds and is operating in compliance, in all material respects, with all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or self-regulatory body required for the conduct of its business as presently being conducted (“licenses”) and all licenses are valid and in full force and effect; and each of the Company, and upon formation, the Bank, is, or will be, in compliance, in all material respects, with all laws, regulations, orders and decrees applicable to it.

y. Each of the Company, and upon formation, the Bank, maintains insurance of the types and in the amounts that are reasonable or required for the business operated by it, all of which insurance is in full force and effect.

z. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

aa. There is no document or contract of a character required to be described in the Registration Statement, the Preliminary Prospectuses, or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. All such contracts to which the Company or the Bank is a party constitute valid and binding agreements of the Company or the Bank and are enforceable against the Company or the Bank, as applicable, in accordance with the terms thereof, except as may be limited by bankruptcy, insolvency, fraudulent transfer or other similar laws affecting the rights and remedies of creditors generally and subject to general principles of equity, and except to the extent that any such contract contains provisions for indemnification for liabilities under the 1933 Act.

bb. The Bank upon formation will be in compliance in all material respects with all applicable laws administered by and regulations of the FDIC, the MOFIS, and any other bank regulatory authority with jurisdiction over the Bank, the failure to comply with which would have a Material Adverse Effect.

cc. The Company has not distributed, nor will it distribute, prior to the Closing Time any prospectus (as defined under the 1933 Act) in connection with the Offering and sale of the Shares other than the Registration Statement, any Preliminary Prospectuses, the Prospectus, any Permitted Free Writing Prospectuses or other materials, if any, permitted by the 1933 Act, including Rule 134 promulgated thereunder.

4. Delivery and Payment.

An escrow procedure has been established which complies with Commission Rule 15c2-4, promulgated under the Exchange Act, with First Tennessee Bank N.A. as escrow agent (the “Escrow Agent”).

The Company and the Agent shall promptly transmit all funds received from subscribers to the Escrow Agent by noon of the next business day following receipt thereof. The Company and the Agent shall jointly direct the Escrow Agent to make payment for Shares sold hereunder by wire transfer or certified or bank cashier’s check drawn to the order of the Company in next day funds. Such payment is to be made at the offices of First Tennessee Bank, N.A., 845 Crossover Lane, Memphis, Tennessee, at 10:00 a.m. local time, on each Closing Date or at another time and place agreed to by the Agent and the Company.  The time of each such payment is referred to as the “Closing Time.”  The Company shall direct the Escrow Agent to deliver payment of the fees due to the Agent pursuant to Section 2 hereof (less any portion thereof previously paid to the Agent) to the Agent by wire transfer or certified or bank cashier’s check drawn to the order of the Agent in next day funds, to the Agent on the Closing Date.

5. Covenants of the Company and the Bank.  The Company hereby covenants, and agrees to cause the Bank to covenant upon formation, to the Agent as follows:

a. The Company has filed the Registration Statement with the Commission.  The Company will not, at any time before or after the date the Registration Statement is declared effective, file any amendment or supplement to the Registration Statement without providing the Agent and its counsel an opportunity to review such amendment or file any amendment or supplement to which amendment the Agent or its counsel shall reasonably object.

b. The Bank has filed the Applications with the Regulatory Agencies.  The Company has filed, or will file, an application (the “Holding Company Application”) with the Board of Governors of the Federal Reserve System (the “Federal Reserve”) to acquire the stock of the Bank in accordance with the Bank Holding Company Act of 1956, as amended, and the rules and regulations promulgated thereunder (the “BHCA”).

c. The Company will use its best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the Commission and any amendment to an Application to be approved by the Regulatory Agencies, and will immediately upon receipt of any information concerning the events listed below notify the Agent (i) when the Registration Statement, as amended, has become effective; (ii) when an Application or the Holding Company Application, as amended, has been approved by a Regulatory Agency or the Federal Reserve; (iii) of the receipt of any comments from the Commission, the Regulatory Agencies, the Federal Reserve or any other governmental agency with respect to the Offering or the transactions contemplated by this Agreement; (iv) of any request by the Commission, a Regulatory Agency, the Federal Reserve or any other governmental entity for any amendment or supplement to the Registration Statement; (v) of the issuance by the Commission, a Regulatory Agency, or any other governmental agency of any order or other action suspending the Offering or the use of the Registration Statement, the Preliminary Prospectuses, the Prospectus or the Permitted Free Writing Prospectuses, if any, or any other filing of the Company and the Bank under applicable regulations or other applicable law, or the threat of any such action; (vi) of the issuance by the Commission, any Regulatory Agency, the Federal Reserve or any state authority of any stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of initiation or threat of any proceedings for that purpose; or (vii) of the occurrence of any event mentioned in paragraph (f) below.  The Company will make every reasonable effort to prevent the issuance by the Commission, any Regulatory Agency, the Federal Reserve or any state authority of any such order and, if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time.

d. The Company will deliver to the Agent and to its counsel conformed copies of each of the following documents, with all exhibits:  (i) the Applications and the Holding Company Application, as originally filed and of each amendment or supplement thereto, and (ii) the Registration Statement, as originally filed and each amendment thereto.  Further, the Company will deliver such additional copies of the foregoing documents to counsel to the Agent as may be required for any FINRA filings.  The Company will also deliver to the Agent such number of copies of the Prospectus, as amended or supplemented, as the Agent may reasonably request.

e. The Company and the Bank will comply in all material respects with any and all terms, conditions, requirements and provisions with respect to the Offering and the transactions contemplated thereby imposed by the Commission, by applicable state law and regulations, and by the 1933 Act, the Exchange Act and the rules and regulations of the Commission promulgated under such statutes, to be complied with prior to or subsequent to any Closing Date; and when the Prospectus is required to be delivered, the Company and the Bank will comply in all material respects, at their own expense, with all material requirements imposed upon them by the Regulatory Agencies, the Federal Reserve, the Commission, by applicable state law and regulations and by the 1933 Act, the Exchange Act and the rules and regulations of the Commission promulgated under such statutes, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in the Shares during such period in accordance with the provisions hereof and the Prospectus.

f. If any event relating to or affecting the Company or the Bank shall occur, as a result of which it is necessary, in the reasonable opinion of counsel for the Company or the Bank or for the Agent, to amend or supplement the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus in order to make them not misleading in light of the circumstances existing at the time of its use, the Company will, at its expense, forthwith prepare, file with the Commission and the Regulatory Agencies, and furnish to the Agent, a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus (in form and substance satisfactory to counsel for the Agent after a reasonable time for review) which will amend or supplement the Registration Statement, Preliminary Prospectus, Prospectus or any Permitted Free Writing Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time, not misleading.  For the purpose of this subsection, the Company will furnish such information with respect to itself and the Bank as the Agent may from time to time reasonably request.

g. The Company will endeavor in good faith, in cooperation with the Agent, to register or to qualify the Shares for offering and sale under the applicable securities laws of the jurisdictions in which the Offering will be conducted; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify to do business in any jurisdiction in which it is not so qualified.  In each jurisdiction where any of the Shares shall have been registered or qualified as above provided, the Company will make and file such statements and reports in each year as are or may be required by the laws of such jurisdictions.

h. The Company and the Bank and each of the directors and officers of the Company and the Bank will not sell or issue, contract to sell or otherwise dispose of, for a period of 180 days after the date hereof, without the Agent’s prior written consent, which consent shall not be unreasonably withheld, any Shares other than in connection with any plan or arrangement described in the Prospectus.

i. For the period of three years from the date of this Agreement, the Company will furnish to the Agent, upon request, a copy of (i) each report of the Company mailed to holders of Shares if such report is not immediately available on the Commission’s EDGAR website, and (ii) from time to time, such other publicly available information concerning the Company and the Bank as the Agent may reasonably request.

j. The Company and the Bank will use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the caption “Use of Proceeds,” and will file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required by Rule 463 under the 1933 Act.

k. Prior to the Closing Date, the Company will inform the Agent of any event or circumstances of which it is aware as a result of which (i) the Registration Statement, any Preliminary Prospectus, the Prospectus, any Permitted Free Writing Prospectus, or the Applications and the Holding Company Application as then supplemented or amended, would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading, or (ii) the information in the Applications would no longer be true, correct and complete in all material respects.

l. The Company will distribute the Prospectus or other offering materials in connection with the Offering only as set forth in the Prospectus, and only in accordance with the 1933 Act and the Exchange Act and the rules and regulations promulgated under such statutes, and the laws of any state in which the Shares are qualified for sale.

m. The Company will furnish to its shareholders such reports as may be required under Section 15(d) of the Exchange Act.

n. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable an earning statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

o. The Company will maintain appropriate arrangements with the Escrow Agent for depositing all funds received from persons mailing subscriptions for or orders to purchase Shares in the Offering as described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the Company’s obligation to refund payments received from persons subscribing for or ordering Shares in the Offering as described in the Prospectus.

p. The Company and the Bank will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with FINRA Rule 2790 “Restrictions on the Purchase and Sale of Initial Equity Public Offerings of Equity Securities.”

q. The Company and the Bank will conduct their businesses in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders including, all decisions, directives and orders of the Commission, the MOFIS, the FDIC and the Federal Reserve.

r. The Company will not amend the terms of the Offering without notifying the Agent prior thereto.

s. The Company will not deliver the Shares until the Company and the Bank have satisfied or caused to be satisfied each condition set forth in Section 7 hereof, unless such condition is waived in writing by the Agent.

t. The Company will cause the Bank upon formation to duly and validly execute and deliver to the Agent an Assumption Agreement in the form of Appendix 3 attached hereto as soon as practicable after the Bank has the legal capacity to enter contracts under applicable federal and state law.

6. Payment of Expenses.  The Company covenants and agrees, and agrees to cause the Bank to covenant and agree upon formation with the Agent that it will pay or cause to be paid the following actual and accountable expenses: (i) the fees, disbursements and expenses of counsel and accountants to the Company and the Bank in connection with the registration of the Shares under the 1933 Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the mailing and delivering of copies thereof to the Agent and dealers; (ii) the cost of printing or reproducing this Agreement, the Blue Sky Survey, any dealer agreements and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(g) hereof, provided that it is contemplated that the Bank’s counsel shall address legal matters related to the qualification of the Shares under applicable state securities laws and complete the Blue Sky Survey; (iv) the filing fees incident to securing any required review by FINRA of the terms of the sale of the Shares; (v) the cost of preparing stock certificates; (vi) all expenses related to road shows; (vii) the costs or expenses of any transfer agent or registrar; (viii) all reasonable out-of-pocket fees and expenses of the Agent, including the reasonable fees and expenses of counsel for the Agent related to the Offering and not otherwise specifically provided for in this Section 6; (ix) the expenses associated with the use of on-site consultants, which will not exceed $7,000 per month for the use of one consultant, or $10,000 per month for the use of two consultants; and (x) all other costs and expenses incident to the performance of the Agent’s obligations hereunder which are not otherwise specifically provided for in this Section.

7. Conditions to Obligations of the Agent. The obligations of the Agent hereunder and the occurrence of the Closing of the Offering are subject, in its discretion, to the condition that all representations and warranties and other statements of the Company are, at and as of the commencement of the Offering and at and as of the applicable Closing Date, true and correct in all material respects and the condition that the Company shall have performed in all material respects all of its obligations hereunder theretofore to be performed, and the following additional conditions:

a. No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which the Agent shall have objected in writing.

b. The Registration Statement and any registration statement required to be filed, prior to the sale of the Shares, under the 1933 Act pursuant to Rule 424(b) shall have been filed and shall have become effective under the 1933 Act.

c. (i) No stop order with respect to the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings initiated under Section 8(d) or 8(e) of the 1933 Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading; (iii) none of the Preliminary Prospectuses or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; (iv) no Disclosure Package, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

d. Hunton & Williams LLP, counsel for the Company, shall have furnished to the Agent its written opinion, dated as of each Closing Date, in form and substance satisfactory to the Agent to the effect that:

i. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Michigan, with corporate power and authority to own its properties and to conduct its business as described in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus, and to such counsel’s knowledge is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business requires such qualification and in which the failure to qualify would have a material adverse effect on the financial condition, earnings, capital, properties or business affairs of the Company.

ii. Upon receipt of final approval of the MOFIS, the Bank will be a duly organized and validly existing Michigan state banking association with full power and authority to own its properties and to conduct its business as described in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus and to enter into this Agreement and perform its obligations hereunder; the activities of the Bank as described in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus are permitted by the rules, regulations and practices of the Regulatory Agencies and the Federal Reserve; the issuance and sale of the capital stock of the Bank to the Company has been duly and validly authorized by all necessary corporate action on the part of the Company and the Bank and, upon payment therefore as described in the Prospectus, will be validly issued, fully paid and nonassessable; and will be owned of record and beneficially by the Company, free and clear of any mortgage, pledge, lien, encumbrance, claim or restriction.

iii. Upon receipt of final FDIC approval, the deposit accounts of the Bank will be insured by the FDIC up to the maximum amount allowed by law and to such counsel’s knowledge no proceedings for the termination or revocation of such insurance are pending or threatened.

iv. Upon the completion of the Offering, the authorized, issued and outstanding capital stock of the Company and the Bank will be as set forth in the Registration Statement, the Preliminary Prospectus, and the Prospectus under the caption “Capitalization,” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus) and no shares of Common Stock or attached warrants have been or will be issued and outstanding prior to the Closing Date, other than as set forth in the Prospectus; the Shares of the Company to be subscribed for in the Offering have been duly and validly authorized for issuance, and when issued and delivered by the Company pursuant to the plan of distribution against payment of the consideration calculated as set forth in the plan of distribution, will be fully paid and nonassessable; and the issuance of the Shares is not subject to preemptive rights.

v. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and the Bank; and this Agreement constitutes a valid, legal and binding obligation of each of the Company and the Bank, enforceable in accordance with its terms, except to the extent that the provisions of Section 8 hereof may be unenforceable as against public policy, and except to the extent that such enforceability may be limited by bankruptcy laws, insolvency laws, or other laws affecting the enforcement of creditors’ rights generally, or the rights of creditors of financial institutions insured by the FDIC (including the laws relating to the rights of the contracting parties to equitable remedies).

vi. Subject to the satisfaction of the conditions to the Regulatory Agencies’ approval of the Applications and the Federal Reserve’s approval of the Holding Company Application, no further approval, registration, authorization, consent or other order of any federal regulatory agency, public board or body is required in connection with the execution and delivery of this Agreement, the offer, sale and issuance of the Shares and the consummation of the Offering.

vii. The Applications, as filed with the Regulatory Agencies, have been granted preliminary approval by the Regulatory Agencies.  The Federal Reserve has issued its preliminary order of approval under the BHCA, and the purchase by the Company of all of the issued and outstanding capital stock of the Bank has been authorized by the Federal Reserve and no action has been taken, or to such counsel’s knowledge is pending or threatened, to revoke any such authorization or approval.

viii. The Registration Statement has been declared effective under the 1933 Act, no stop order suspending the effectiveness of the Registration Statement has been issued, and to the best of such counsel’s knowledge no proceedings for that purpose have been instituted or threatened.

ix. The consummation of the Offering and the transactions contemplated thereunder will have no material tax consequences to the Company, the Bank or any person subscribing for Shares in the Offering.

x. The terms and provisions of the Shares conform to the description thereof contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus and such description describes in all material respects the rights of the holders thereof, the information in the Registration Statement, any Preliminary Prospectus,  and the Prospectus under the caption “Articles of Incorporation” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus) to the extent that it constitutes matters of law or legal conclusions has been prepared by such counsel and is accurate in all material respects; and the forms of certificates proposed to be used to evidence the Shares are in due and proper form.

xi. At the time each of the Applications and the Holding Company Application was approved, such Application and Holding Company Application (as amended or supplemented) complied as to form in all material respects with the requirements of the Regulatory Agencies, the Federal Reserve and all applicable laws, rules and regulations and decisions and orders of the Regulatory Agencies, except as modified or waived in writing by the Regulatory Agencies and the Federal Reserve, (other than the financial statements, notes to financial statements, financial tables and other financial and statistical data included therein as to which counsel need express no opinion and other than compliance with state securities or Blue Sky laws as to which such counsel need express no opinion).  To such counsel’s knowledge, no person has sought to obtain regulatory or judicial review of the final action of the Regulatory Agencies approving the Applications and the Holding Company Application.

xii. The Registration Statement complied when it became effective at the time of purchase of any Shares and as of the Closing Date, with the requirements of the 1933 Act; each Preliminary Prospectus complied, at the time it was filed with the Commission, and complies as of the date hereof, in all material respects, with the requirements of the 1933 Act.

xiii. To the best of such counsel’s knowledge, there are no legal or governmental proceedings pending, or threatened (A) asserting the invalidity of this Agreement or (B) seeking to prevent the Offering.

xiv. The information in the Registration Statement, the Preliminary Prospectus and the Prospectus under the caption “Supervision and Regulation” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus), to the extent that it constitutes matters of law, summaries and supervision of legal matters, documents or proceedings, or legal conclusions, has been prepared by such counsel and is accurate in all material respects (except as to the financial statements and other financial data included therein as to which such counsel need express no opinion).

xv. To the best of counsel’s knowledge, the Company and the Bank have obtained all material licenses, permits and other governmental authorizations (including preliminary approval from the MOFIS) required for the conduct of their respective businesses as described in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any,  except where the failure to obtain such licenses, permits and other governmental authorizations would not have a material adverse effect on the financial condition of the Company or the Bank considered as one enterprise, or on the earnings, capital, properties or business affairs of the Company or the Bank considered as one enterprise, and all such licenses, permits and other governmental authorizations (including preliminary approval from the MOFIS), are in full force and effect and the Company and the Bank are in all material respects complying therewith.

xvi. Neither the Company nor the Bank is in violation of its Articles of Incorporation or its Articles of Association, as applicable, or its Bylaws, respectively, or to the best of such counsel’s knowledge, in violation of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its property may be bound, which violation would have a material adverse effect on the financial condition of the Company or the Bank considered as one enterprise, or on the earnings, capital, properties or business affairs of the Company and the Bank considered as one enterprise; the execution and delivery of this Agreement by the Company and the Bank, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein, will not materially conflict with, constitute a material breach of, or default under, or result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of the Company or the Bank which are material to their business considered as one enterprise, pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or the Bank is a party or by which any of them may be bound, or to which any of the property or assets of the Company or the Bank is subject.  In addition, such action will not result in any material violation of the provisions of the certificate of incorporation or bylaws of the Company or the Bank or any material violation of any applicable law, act, regulation or to such counsel’s knowledge, order or court order, writ, injunction or decree.

xvii. To the best of counsel’s knowledge, the Company and the Bank are not in violation in any material respect of any directive from any Regulatory Agency to make any material change in the method of conducting their business.

e. The letter of Hunton & Williams LLP in form and substance to the effect that:

i. In addition, during the preparation of the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, Hunton & Williams LLP participated in conferences with certain officers of and other representatives of the Bank and the Company, counsel to the Agent, representatives of the independent public accountants for the Bank and the Company and representatives of the Agent at which the contents of the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, and related matters were discussed and, although Hunton & Williams LLP are not passing upon and do not assume the accuracy of the statements contained in the Registration Statement, the Preliminary Prospectuses, the Prospectus or the Permitted Free Writing Prospectuses, on the basis of the foregoing without independent verification (relying as to materiality as to factual matters on certificates of officers and other factual representations by the Bank and the Company), nothing has come to the attention of Hunton & Williams LLP that caused Hunton & Williams LLP to believe that the Registration Statement (other than the financial statements and schedules, the notes thereto and the auditors’ report thereon and the other financial and accounting data included therein, or omitted therefrom, and the exhibits thereto), at the time of the filing of the Prospectus with the Commission (which you have been informed is at or prior to the time of first sale of the Shares by the Company) included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (other than the financial statements and schedules, the notes thereto and the auditors’ report thereon and the other financial and accounting data included therein, or omitted therefrom, and the exhibits thereto), as of its date and as of the date of counsel’s opinion, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or that any Preliminary Prospectus or Permitted Free Writing Prospectus (other than the financial statements and schedules, the notes thereto and the auditors’ report thereon and the other financial and accounting data included therein, or omitted therefrom, and the exhibits thereto), as of the date of first sale, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

ii. The opinion shall be limited to matters governed by the laws of the United States or the State of Michigan.  In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the United States or Michigan, to the extent such counsel deems proper and specified in such opinion, upon the opinion of other counsel of good standing, as long as such other opinion indicates that the Agent may rely on the opinion, and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and the Bank and public officials; provided copies of any such opinion(s) or certificates of public officials are delivered to you together with the opinion to be rendered hereunder by special counsel to the Company and the Bank.  The opinion of such counsel for the Company shall state that it has no reason to believe that you are not justified in relying thereon.

Where any of the foregoing opinions refers to the knowledge of counsel, such counsel may state that their opinion is limited to the actual knowledge of attorneys actively involved in the transactions contemplated by this agreement or in the preparation of the opinion letter required by this subsection (f).

f. At the time of the execution of this Agreement, the Agent shall have received from BKD, LLP a letter dated such date, in form and substance satisfactory to the Agent containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any.

g. At the Closing Date, the Agent shall have received from BKD, LLP a letter, dated as of Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

h. At the Closing Date, the Agent shall receive a certificate of the Chief Executive Officer and Chief Financial Officer of each of the Company and the Bank (if the Bank is formed as such time), dated the Closing Date, to the effect that (i) they have carefully examined the Prospectus and, as of its date, the date it was filed with the Commission, and the applicable Closing Date, the Prospectus did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) there has not been, since the respective dates as of which information is given in the Prospectus, any material adverse change in the financial condition or in the management, earnings, capital, properties, business prospects or business affairs of the Company or the Bank, considered as one enterprise, whether or not arising in the ordinary course of business; (iii) the representations and warranties contained in Section 3 of this Agreement are true and correct with the same force and effect as though made at and as of the Closing Date; (iv) the Company and the Bank have complied in all material respects with all material agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date including the conditions contained in this Section 7; (v) no stop order has been issued or, to their knowledge, is threatened, by the Commission, a Regulatory Agency, the Federal Reserve or any other governmental body; (vi) no order suspending the Offering, the acquisition of all of the shares of the Bank by the Company or the effectiveness of the Prospectus has been issued and to the their knowledge, no proceedings for any such purpose have been initiated or threatened by any Regulatory Agency, the Federal Reserve or any other federal or state authority; and (vii) to the their knowledge, no person has sought to obtain regulatory or judicial review of the action of the MOFIS, the FDIC or the Federal Reserve in granting preliminary approval of the Applications or the Holding Company Application.

i. The Company or the Bank shall not have sustained since the date of the latest audited financial statements included in the Registration Statement and the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Registration Statement and the Prospectus, and since the respective dates as of which information are given in the Registration Statement and the Prospectus, there shall not have been any material change in the long-term debt of the Company or the Bank or any material change, or any development, involving a prospective material change in or affecting the general affairs of the management, financial position, shareholders’ equity (deficit) or results of operations of the Company or the Bank, otherwise than as set forth in or contemplated by the Registration Statement and the Prospectus, the effect of which, in any such case described above, is in the Agent’s reasonable judgment sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

j. Prior to and at each Closing Date:  (i) in the reasonable opinion of the Agent, there shall have been no material adverse change in the management, financial condition or in the earnings, capital, properties or business affairs of the Company or the Bank independently, or of the Company and the Bank, considered as one enterprise, from that as of the latest dates as of which such condition is set forth in the Prospectus, except as referred to therein; (ii) there shall have been no material transaction entered into by the Company and the Bank, considered as one enterprise, from the latest date as of which the financial condition of the Company or the Bank is set forth in the Prospectus other than transactions referred to or contemplated therein; (iii) the Company or the Bank shall not have received from the MOFIS, the Federal Reserve or the FDIC any direction (oral or written) to make any material change in the method of conducting their respective businesses with which it has not complied in all material respects (which direction, if any, shall have been disclosed to the Agent) and which would reasonably be expected to have a Material Adverse Effect; (iv) neither the Company nor the Bank shall have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any material outstanding indebtedness; (v) no action, suit or proceedings, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or, to the knowledge of the Company or the Bank, threatened against the Company or the Bank or affecting any of their properties wherein an unfavorable decision, ruling or finding would reasonably be expected to have a Material Adverse Effect; and (vi) the Shares have been qualified or registered for offering and sale under the securities or blue sky laws of the jurisdictions as to which the Company and the Agent shall have agreed.

k. At or prior to the Closing Date, the Agent shall receive (i) a copy of the letters from the MOFIS and the FDIC granting preliminary approval of the Applications, (ii) a copy of the order from the Commission declaring the Registration Statement effective, (iii) a certificate of good standing from the State of Michigan evidencing the good standing of the Company and (iv) a copy of the letter from the Federal Reserve granting preliminary approval of the Holding Company Application.

l. Subsequent to the date hereof, there shall not have occurred any of the following:  (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange or American Stock Exchange or in the over-the-counter market, or quotations halted generally on the Nasdaq Stock Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or FINRA or by order of the Commission or any other governmental authority; (ii) a general moratorium on the operations of commercial banks or other federally-insured financial institutions or general moratorium on the withdrawal of deposits from commercial banks or other federally-insured financial institutions declared by either federal or state authorities; (iii) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war; or (iv) a material decline in the price of equity or debt securities if the effect of any of (i) through (iv) herein, in the Agent’s reasonable judgment, makes it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

m. FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the terms of this Agreement and Agent’s compensation hereunder.

n. Prior to or at the Closing Date, the Company shall, or shall have caused the Bank to, deliver the Assumption Agreement duly executed by the Bank to the Agent as contemplated by Section 5(t) hereof.

8. Indemnification and Contribution.

a. The Company agrees to indemnify and hold harmless the Agent and each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, and their respective members, partners, directors, officers, employees, agents and controlling persons (the Agent and each such person being an “Indemnified Party”) from and against any and all loss, claim, damage, judgment, assessment, cost and other liability (each a “Claim”), joint or several, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, and related to or arising out of any transaction contemplated by this Agreement or the engagement of the Agent pursuant to, and the performance by the Agent of the services contemplated by this Agreement and will reimburse any Indemnified Party for all reasonable fees and expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of the Company or the Bank. The Company will not be liable under the foregoing indemnification and reimbursement provisions to the extent that any Claim is found in a final judgment by a court of competent jurisdiction to have resulted from an Indemnified Party’s willful misconduct, bad faith or gross negligence or the breach of this Agreement.  The Company also agrees that no Indemnified Party will have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or its security holders or creditors related to or arising out of the engagement of the Agent pursuant to, or the performance by the Agent of the services contemplated by, this Agreement except to the extent that any Claim is found in a final judgment by a court of competent jurisdiction to have resulted from an Indemnified Party’s willful misconduct, bad faith or gross negligence or the breach of this Agreement.

b. If the indemnification of an Indemnified Party provided for in this Agreement is for any reason held unenforceable (other than for a reason provided in the prior paragraph), the Company agrees to contribute to the Claims for which such indemnification is held unenforceable (i) in such proportion as is appropriate to reflect the relative benefits to the Company, the Bank and its security holders, on the one hand, and the Agent, on the other hand, of the transaction as contemplated (whether or not the transaction is consummated) or (ii) if (but only if) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company or the Bank on the one hand, and the Agent, on the other hand, as well as any other relevant equitable considerations; provided, however, that, to the extent permitted by applicable law, in no event will the Indemnified Parties be required to contribute an aggregate amount in excess of the aggregate fees actually paid to the Agent under this Agreement.

c. The Company agrees that, without the Agent’s prior written consent, which consent will not be unreasonably withheld, it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action, or proceeding in respect of which indemnification could be sought under the indemnification provisions of this Agreement, whether or not the Agent or any other Indemnified Party is an actual or threatened party to such claim, action, or proceeding, unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action or proceeding.  The Company shall not be liable for any settlement of any litigation or proceeding effected without its consent.

d. Upon receipt by an Indemnified Party of actual notice of a Claim as to which indemnification may be sought hereunder, such Indemnified Party shall promptly notify the Company of the nature and basis of the Claim.  In addition, an Indemnified Party shall promptly notify the Company after any action is commenced against the Indemnified Party (by way of service with a summons or other legal process) and shall transmit a copy to the business address of the Company.  The Company may, and shall, if requested by any Indemnified Party, assume the defense of any Claim against such Indemnified Party in respect of which indemnity may be sought hereunder, including, without limitation, the employment of counsel reasonably satisfactory to such Indemnified Party and the payment of the fees and expenses of such counsel and necessary experts, in which event the Company shall not be liable for the fees and expenses of any other counsel retained by such Indemnified Party in connection with such litigation or proceeding.

e. The reimbursement, indemnity and contribution obligations of the Company under the preceding paragraphs shall be in addition to any liability that the Company may otherwise have, and shall be binding upon and inure to the benefit of the successors, assigns, heirs and personal representatives of any Indemnified Party.

f. In the event that an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Company or any affiliate of the Company in a transaction contemplated by this Agreement in which such Indemnified Party is not named as a defendant, the Company agrees to reimburse the Agent for all reasonable expenses incurred by it in connection with such Indemnified Party’s appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel.

9. Representations and Indemnities to Survive.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Bank submitted pursuant hereto, shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation (or any statement as to the results thereof) made by or on behalf of the Agent, or any controlling person of the Agent, or the Company, or the Bank or any officer or director or controlling person of the Company or the Bank, and shall survive delivery of and payment for the Shares.

10. Termination and Payment of Expenses.  This Agreement shall become effective on the date hereof and shall terminate on the scheduled expiration date of the Offering, or when the maximum offering is attained (and there is a Closing), as set forth in the Registration Statement. This Agreement may be extended upon the mutual written agreement of the Agent and the Company. However, this Agreement may be terminated at any time, whether at the end of its term or otherwise, at the option of the Agent or the Company upon thirty (30) days written notice to the other; provided that, in such event, if the Offering is completed, at the Closing of the Offering, the Agent shall be paid its commissions up to and through the date of termination of this Agreement pursuant to Section 2(b), and at any Closing, the closing conditions set forth in Section 7 shall be followed by the parties.  Under all circumstances, the Company will reimburse the Agent for all actual and accountable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Agent in making preparations for the purchase, sale and delivery of the Shares not so delivered, and as described in Section 2(c) of this Agreement and the Agent shall retain the fees due pursuant to Section 2(a) and 2(d), if applicable, but the Company shall then be under no further liability to the Agent except as provided in Section 6 and Section 8 hereof.

11. Notices.  All statements, requests, notices and agreements hereunder shall be in writing and shall be sufficient in all respects if delivered or sent by reliable courier, first class mail, or facsimile transmission to:

Agent:	Commerce Street Capital, LLC
1700 Pacific Avenue, Suite 2020
Dallas, Texas 75201
Attention: Corporate Finance Department

With a copy to:	Nelson Mullins Riley & Scarborough LLP
201 17th Street NW
Suite 1700
Atlanta, Georgia  30363
Attention: J. Brennan Ryan

Company:	Grand River Commerce, Inc.
4471 Wilson Avenue SW
Grandville, Michigan
Attention: Robert P. Bilotti, Chief Executive Officer

With a copy to:	Hunton & Williams LLP
1445 Ross Avenue, Suite 3700
Dallas, Texas  75202
Attention: Peter G. Weinstock

Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

12. Successors.  This Agreement shall be binding upon, and inure solely to the benefit of, the Agent and the Company, and, upon the execution and delivery of the Assumption Agreement, to the Bank, and to the extent provided in Sections 8 and 9 hereof; the officers and directors of the Company and each person who controls the Company, or the Agent, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this agreement. No purchaser of any of the Shares from the Agent shall be deemed a successor or assign by reason merely of such purchase.

13. Time of the Essence.  Time shall be of the essence in this Agreement.

14. Business Day.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

15. Applicable Law.  THIS AGREEMENT IS TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO THOSE LAWS RELATING TO CHOICE OF LAW) APPLYING TO CONTRACTS ENTERED INTO AND TO BE PERFORMED WITHIN THE STATE OF TEXAS.  VENUE FOR ANY CAUSE OF ACTION ARISING FROM THIS AGREEMENT WILL LIE IN DALLAS COUNTY, TEXAS.

16. Captions.  The captions included in this Agreement are included solely for convenience of reference and shall not be deemed to be a part of this Agreement.

17. Counterparts.  This Agreement may be executed by any one or more of the parties in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

18. Pronouns. All pronouns used herein shall be deemed to refer to the masculine, feminine or neuter gender as the context requires.

If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon the acceptance hereof by you, this Agreement and such acceptance hereof shall constitute a binding agreement between us.

Very truly yours,

Grand River Commerce, Inc.

By:	/s/ Robert P. Bilotti
Name:	Robert P. Bilotti
Title:	Chief Executive Officer

Accepted as of the date hereof at Dallas, Texas:

Commerce Street Capital, LLC

By:	/s/ Charles W. Ingram
Name:	Charles W. Ingram
Title:	Managing Director

EXHIBIT A

ENGAGEMENT LETTER

November 18, 2008

Mr. Robert P. Bilotti
President and CEO
Grand River Commerce, Inc.
4471 Wilson Avenue SW
Grandville, MI 49418

Dear Mr. Bilotti,

           In accordance with our recent conversations, Commerce Street Capital, LLC (“CSC”), a Texas corporation and registered as a broker or dealer under the Securities Exchange Act of 1934, (the “Exchange Act”), is pleased to submit this engagement letter in connection with the offering (the “Offering”) of shares of common stock (“Common Shares”) of Grand River Commerce, Inc., a Michigan corporation (the “Company”) and proposed holding company to Grand River Bank (In Organization), currently in process of being organized by as a Michigan state-chartered commercial bank (the “Bank”) to prospective investors.  This letter is intended to address certain specifics of CSC’s role as consultant to the Company and serving as the Company’s sales agent in the Offering.  The Company acknowledges that CSC will act as the principal sales agent for the Offering on a “best efforts” basis only, and not pursuant to any “firm commitment,” and that CSC may engage a sponsoring dealer to assist with the Offering; provided that any such engagement shall not increase CSC’s fees due under Section 4 of this engagement letter.

           In connection with the Offering, CSC proposes to assist management and the Board of Directors of the Company and the Bank on (i) the evaluation and refinement, as need be, of the Company’s plan for the execution of the Offering as well as to assist the Company’s management in maximizing the use of the Company’s computer database that will enhance the ability of the Company’s management and directors to gauge the progress of the Offering on a daily basis, (ii) how best to coordinate all aspects of the Company’s sales efforts, including assistance as to sales techniques which have been successful in other stock offerings, and (iii) facilitating retirement account purchases of Common Shares through the various types of retirement accounts that potential investors may have.  The Company assures CSC that its board of directors has been and will remain active in the Offering process and its management team will be present each day (subject to typical days off) during the Offering to lead the Offering process, including the guidelines discussed in Attachment A.

           The following generally address certain matters related to the Offering.

1)	The Offering consists of a minimum of $15,000,000 and a maximum of $20,000,000 of Common Shares to be sold by the Company at a price of $10.00 per share.

2)
The Common Shares offered have been and will be registered by the Company under the Securities Act of 1933 (the “Securities Act”) on the appropriate registration statement, as it may be amended (the “Registration Statement”).  The Company agrees that the Registration Statement (a) complies with the applicable provisions of the (i) Securities Act and the rules and regulations promulgated thereunder, (ii) to the extent applicable, the Exchange Act and the rules and regulations promulgated thereunder, (iii) law promulgated by the Company’s and the Bank’s regulators, and (b) shall not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, misleading.

3)
The Company has caused to be established appropriate procedures to ensure that, prior to the issuance of the Common Shares, subscription funds are held in a separate escrow account and not in the Company’s or the Bank’s general funds.

4)	As compensation for CSC’s services, CSC will be paid the following fees and reimbursed for its expenses as follows:

(a)	Consulting Fees. The Company will pay CSC consulting fees as follows:

(i)
an initial cash consulting fee equal to $20,000 payable upon CSC’s receipt and delivery to the Company of a “no objection” notice (the “No Objection Notice”) from the Financial Institutions Regulatory Authority (“FINRA”) in connection with the Offering;

(ii)
on the later of (x) the date of receipt of the No Objection Notice or (y) the date when CSC’s personnel begin working onsite at the Company (the “Commencement Date”), an additional cash consulting fee equal to $20,000 prorated from the Commencement Date through the remainder of the month in which the Commencement Date occurs; and

(iii)
on the first day of the month after the month in which the Commencement Date occurs and for each month thereafter, monthly consulting fees of $20,000 (due at the commencement of each month) for the term of CSC’s engagement hereunder.

Consulting fees will be invoiced by Agent in accordance with the above timeframes and will be due and payable immediately upon receipt.

(b)
Commission Fees.  If the offering is successful (the Company raises at least the minimum or, with the consent of the bank regulatory authorities, such lesser amount as needed for the Bank to commence operations), the Company agrees to pay CSC at each closing (“Closing”) at which subscriptions for Common Shares are accepted by the Company and the subscription funds are released from escrow, a commission fee equal to (i) 5.0% of the gross proceeds from the Offering from subscriptions received from investors who are not introduced to the Company by CSC (excluding (x) subscriptions received from persons who are directors, officers and organizers of the Company prior to the date of CSC’s receipt of the No Objection Notice and (y) subscriptions from investors for which all funds are held in escrow prior to date of CSC’s receipt of the No Objection Notice), and (ii) 6.0% of the gross proceeds from subscriptions received from investors introduced to the Company by CSC (which investors shall be documented in writing prior to the Closing); provided, however, that the fee paid at the Closing will be reduced by the aggregate of the consulting fees paid to CSC pursuant to paragraph 4(a) above.

(c)
The Company agrees to reimburse reasonable expenses of CSC in connection with this agreement. These expenses will be presented to the Company at regular intervals. Attachment B, a part of this engagement letter, defines the reimbursement policy to be followed. Without prior written consent of the Company, total expenses per month associated with the use of on-site consultants will not exceed $7,000 for the use of one on-site consultant and not to exceed $10,000 for the use of two on-site consultants.  Notwithstanding any other provision of this agreement, the Company will pay all third party expenses, including marketing and advertising, catering and facilities, printing and reproduction, and legal costs (including blue sky registrations and NASD Rule 2710 filings); provided, however, if CSC is unable to obtain the No Objection Notice within 90 days of filing with FINRA despite the reasonable efforts of the Company to assist CSC to obtain such notice and assuming that this engagement letter is not terminated by the Company prior to the end of such 90 day period, then the Company will not be obligated to reimburse CSC for the fees set forth in this sentence.

(d)
If the Company elects to engage CSC as a “sponsoring dealer” in any state, the Company shall pay CSC an additional engagement fee of $10,000 for the first state and a fee of $2,500 for each additional state requiring a sponsoring dealer.

5)
Regardless of whether the proposed Offering is consummated, the Company agrees to indemnify and hold harmless CSC and its controlling persons, representatives and agents in accordance with Attachment C which is incorporated herein by this reference and made a part hereof.

6)
It is understood that the proceeds of the Offering will be used to support the future growth and for general corporate purposes of the Company, all as disclosed by the Company in the Registration Statement.

7)
The Company and its counsel shall qualify or register the Common Shares for sale under the securities laws of such states and other jurisdictions as may be reasonably necessary, in the mutually agreed opinion of the Company and CSC.  CSC and its counsel will assist the Company and its counsel in this process.  The Company will pay the fees and expenses of CSC’s counsel in connection with such efforts.

8)
The Registration Statement and every aspect of the Offering must be satisfactory in form and substance to the Company, CSC and their respective counsel.  The Company will likely need to supplement the Registration Statement to disclose the engagement of CSC.  The Company will include in the subscription agreement such provisions as CSC may reasonably request in order to elicit, from each investor, information necessary to determine the suitability of an investment by each investor in the Company.

9)
The Company and CSC will enter into a mutually acceptable Agency Agreement on the Commencement Date.  The Agency Agreement will contain, among other provisions customary in such agreements, provisions consistent with this letter and satisfactory to the parties, including the following:

(a)	representations and warranties, covenants and conditions, which are customary and appropriate for a registered offering of securities;

(b)
an agreement by the Company to pay all expenses incident to the performance of its obligations under the agreement, including, among others, the SEC and FINRA filing fees (including fees related to the Agency Agreement), the fees and expenses of the Company’s counsel, the fees and expenses of the independent public accountants for the Company, the cost of preparing, printing and filing the Registration Statement, the cost of furnishing reasonable quantities thereof to CSC, and to pay the out-of-pocket expenses of CSC as described in paragraph 4 above even if the Offering is not completed;

(c)	an agreement by the Bank to become a party to the Agency Agreement upon formation; and

(d)
the agreement of the Company and the Bank to indemnify and hold harmless CSC and its controlling persons, representatives and agents from all expenses, losses, claims, actions, damages or liabilities incurred in connection with any claim made against the Company, the Bank or CSC, as the case may be, concerning any matters contemplated by this letter, including against liabilities based upon alleged misstatements in and alleged omissions from the Registration Statement, and appropriate provisions for contribution in the event this indemnity undertaking is found to be unenforceable in form and substance satisfactory to our attorneys; provided, however, that such indemnity will not exceed the scope of the indemnity set forth in Attachment C.

10)
The Company acknowledges and agrees that the Offering is a sophisticated enterprise and that CSC has been engaged solely with respect to the matters set forth herein.  In such capacity, CSC shall act as an independent contractor and CSC’s duties hereunder are contractual and shall be owed solely to the Company.  Each party disclaims any intention to impose a fiduciary duty on the other.

11)
This engagement letter shall terminate automatically without any action of the parties hereto upon the execution of the Agency Agreement.  This engagement letter may be terminated by either the Company or CSC upon 30 days written notice to the other party, or immediately by CSC upon written to the Company if the results of CSC’s due diligence investigation are unsatisfactory to CSC in its sole discretion.  In the event this engagement letter terminates as provided in this paragraph 11, the Company shall promptly reimburse all outstanding expenses of CSC, if required, as provided in paragraph 4(c).

12)	This engagement letter shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the conflicts of law provisions thereof.

           The purpose of this letter is to set forth the terms of the proposed Offering as mutually understood and, except for the agreement as to the payment of expenses and indemnification contained in paragraphs 4(c) and 5 above, respectively is not to be construed as a binding contract or commitment on the part of any party hereto.

           If this letter sets forth correctly the understanding of the Company, please sign and return to us one copy of this letter.

We are looking forward to working on the Offering with you.

(Signatures on following page)

Sincerely,

Commerce Street Capital, LLC

By:
Charles Ingram
Senior Vice President

Accepted and Agreed to:

Grand River Commerce, Inc. /
Grand River Bank (In Organization)

By:
Robert Bilotti
President and CEO

Date:

SCHEDULE A

Free Writing Prospectus, dated October 16, 2008

APPENDIX 1

Fee Payment Dates

February 23, 2009	-	$20,000

February 23, 2009	-	$20,000 (prorated)

March 1, 2009	-	$20,000

April 1, 2009	-	$20,000

And $20,000 for each subsequent monthly period extending beyond April 1, 2009.

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APPENDIX 2

REIMBURSEMENT POLICY

MEALS

Up to $350 per week per person with receipts attached to expense reports.

MILEAGE/AIRFARE

$.585 per mile on direct business related travel with personal cars. All mileage is to be logged on a daily basis on expense reports. Local travel to and from the Bank’s office is not reimbursable. When traveling by air, the lowest cost available will be used.

LODGING

The lowest cost alternative to the Bank will be used commensurate with safety and cleanliness for personnel.

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APPENDIX 3

ASSUMPTION AGREEMENT

This Assumption Agreement (the “Agreement”) is made and entered into as of the __ day of ______ 2009, by and among Grand River Commerce, Inc., a Michigan corporation (the “Company”), Grand River Bank, a Michigan banking association in organization (the “Bank”) and Commerce Street Capital, LLC (the “Agent”).

RECITALS

WHEREAS, the Company and the Agent have entered into that certain Agency Agreement, dated February 23, 2009 (the “Agency Agreement”), pursuant to which the Agent agreed to serve as the sales agent in the offering (the “Offering”) of up to 2,000,000 shares of common stock (the “Shares”) of the Company.  Terms with their initial letter capitalized and not otherwise defined herein have the meanings given them in the Agency Agreement;

WHEREAS, the Bank now has the legal authority and capacity to enter into legally binding contracts and desires to assume the agreements, covenants, representations, warranties and obligations of the Company and the Bank with respect to the Agency Agreement and the other agreements and documents contemplated thereby and the transactions contemplated thereby (the “Obligations”); and

WHEREAS, Section 5(t) of the Agency Agreement provides that it is a condition precedent to the Bank’s ability to consummate the Offering that the Bank assume the Obligations and duly and validly execute and deliver this Agreement to the Agent.

AGREEMENT

NOW, THEREFORE, for and in consideration of the foregoing and of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, do undertake, promise, covenant and agree as follows:

ARTICLE I
ASSUMPTION

1.01. Assumption.  The Company and the Bank hereby jointly and severally agree and acknowledge that each of the Company and the Bank shall be subject to all of the Obligations on the terms and conditions set forth in the Agency Agreement and shall be bound by the terms and conditions of the Agency Agreement and the other agreements and documents contemplated thereby, such that Agent will have the same rights against the Company and the Bank, in the aggregate, that Agent would have enjoyed under the Agency Agreement had the Bank had the legal capacity to sign and been an original signatory thereto.

1.02. Further Assurances.  Each of the Company and the Bank further agrees to execute such additional documents as the Bank or the Agent may reasonably request to transfer and assign the Obligations and the Agency Agreement and to carry out the intent of this Agreement.

1.03.  No Release of Liability.  The Company and the Bank hereby acknowledge and agree that neither (a) the assignment by the Company to the Bank of any of its rights or obligations under the Agency Agreement nor (b) the execution and delivery of this Agreement effects a release of any liability or obligation of the Company to the Agent under the Agency Agreement except to the extent of actual satisfaction and performance by the Bank of its liabilities and obligations pursuant to this Agreement.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE BANK AND THE COMPANY

2.01.  Representations and Warranties of the Bank.  In addition to the representations made by the Bank in the Agency Agreement, the Bank hereby represents and warrants to the Agent that the Bank has all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement and to carry out the provisions and conditions hereof.  The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the Bank and this Agreement has been validly executed and delivered by the Bank and is the valid, legal and binding agreement of the Bank enforceable in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy laws, insolvency laws, or other laws affecting the enforcement of creditors’ rights generally, or the rights of creditors of financial institutions insured by the FDIC (including the laws relating to the rights of the contracting parties to equitable remedies).

2.02.  Representations and Warranties of the Company.  In addition to the representations made by the Company in the Agency Agreement, the Company hereby represents and warrant to the Agent that the Company has all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement and to carry out the provisions and conditions hereof.  The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the Company and this Agreement has been validly executed and delivered by the Company and is the valid, legal and binding agreement of the Company enforceable in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy laws, insolvency laws, or other laws affecting the enforcement of creditors’ rights generally.

ARTICLE III
MISCELLANEOUS

           3.01.  Entire Agreement.  This Agreement, the Agency Agreement, and the other agreements, documents, schedules, exhibits and instruments contemplated by the Agency Agreement constitute the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersede any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto.  Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement is binding unless hereafter or contemporaneously herewith made in writing and signed by the party to be bound, and no modification will be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement.

2

3.02.  Multiple Counterparts.  For the convenience of the parties hereto, this Agreement may be executed in multiple counterparts, each of which will be deemed an original, and all counterparts hereof so executed by the parties hereto, whether or not such counterpart will bear the execution of each of the parties hereto, will be deemed to be, and is to be construed as, one and the same Agreement.  A facsimile transmission of a signed counterpart of this Agreement is sufficient to bind the party or parties whose signature(s) appear thereon.

           3.03.  Governing Law.  THIS AGREEMENT IS TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO THOSE LAWS RELATING TO CHOICE OF LAW) APPLYING TO CONTRACTS ENTERED INTO AND TO BE PERFORMED WITHIN THE STATE OF TEXAS.  VENUE FOR ANY CAUSE OF ACTION ARISING FROM THIS AGREEMENT WILL LIE IN DALLAS COUNTY, TEXAS.

3.04.  Ratification.  Except as otherwise expressly provided by this Agreement, all of the terms and conditions of the Agency Agreement are hereby ratified and shall remain unchanged and continue in full force and effect.  Without limiting the foregoing, nothing in this Agreement shall constitute a waiver or release by the Agent of any of its rights or entitlements under the Agency Agreement.

[Signatures Follow]

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IN WITNESS WHEREOF, the Company, the Bank and the Agent have caused this Assumption Agreement to be executed by their duly authorized officers as of the date first above written.

GRAND RIVER COMMERCE, INC.

By:	/s/
Robert P. Bilotti, Chief Executive Officer

GRAND RIVER BANK

By:	/s/
Robert P. Bilotti, Chief Executive Officer

COMMERCE STREET CAPITAL, LLC

By:	/s/
Charles W. Ingram, Managing Director

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APPENDIX 4

ATTACHMENT A TO ENGAGEMENT LETTER

Management/Director Responsibilities

Time Period - Following the Commencement Date:

UDirector Responsibilities

1.	Participate in the process.
2.	Proactive in arranging one-on-one and group meetings.
3.	Encourage people to attend lunch and dinner functions.
4.	Promptly returning phone calls from the CSC onsite consultant.

UManagement Responsibilities

1.	Same as Director Responsibilities under 1-4 above.
2.	Support CSC on a day-to-day basis.
3.	Be present at the Company/Bank office every business day.
4.	Prepare and deliver presentations.
5.	Actively call and work prospects/contacts.
6.	Prepare all collateral material, including, folders, stationery, postage reply envelopes, advertisements and tombstones (if appropriate) and a website (if appropriate).
7.	Provide any lists of investors that have been previously developed by the directors and officers and that have not subscribed for shares by date of receipt of the No Objection Notice.